Exhibit 5.1

                        OPINION OF SCHIFF HARDIN & WAITE

                                December 22, 1998


Securities and Exchange Commission
Filing Desk - Stop 1-4
Judiciary Plaza
450 Fifth Street
Washington, D.C. 20549-1004

             Re:    Wisconsin Central Transportation Corporation
                    Registration Statement on Form S-8 --
                    Registration of 25,000 Shares of
                    Common Stock, Par Value $0.01 Per Share
                    ----------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Wisconsin Central Transportation Corporation, a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 25,000 shares of common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the terms of the Wisconsin Central Transportation Corporation 1998 Stock Option Plan For New Directors (the "Plan").

     In this connection, we have made such investigation and have examined such documents as we have deemed necessary to enable us to render the opinion contained herein. Based upon the foregoing, it is our opinion that the Common Stock, upon issuance in accordance with the terms of the Plan, and as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     The foregoing opinions are based on and are limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        SCHIFF HARDIN & WAITE

                                        By: /s/ Frederick L. Hartmann
                                        -------------------------------
                                        Frederick L. Hartmann


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